Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Carbon Black, Inc. of our report dated March 16, 2018, except for the effects of the reverse stock split discussed in Note 20 to the consolidated financial statements, as to which the date is April 23, 2018, relating to the financial statements, which appears in Carbon Black, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-224196).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 8, 2018